Exhibit 99.1

Union Pacific Corporation Announces 2-for-1 Stock Split, Declares Quarterly Dividend, and Increases 2014 Capital Spending to $4.1 Billion

FOR IMMEDIATE RELEASE:

OMAHA, Neb., May 15, 2014 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors voted today to authorize a two-for-one stock split, distributed as a stock dividend. Shareholders of record on May 27, 2014, will receive one additional share of Union Pacific common stock for each common share they hold as of this record date. The stock dividend will be paid on June 6, 2014. This stock dividend will not change the proportionate interest that a shareholder maintains in the Company.

Today, the Board also declared a quarterly dividend of 91 cents per share (45.5 cents per share post-split) on its common stock, payable July 1, 2014, to shareholders of record on June 16, 2014. Union Pacific has paid dividends on its common stock for 115 consecutive years.

The Company also announced Board approval of an additional $150 million in capital expenditures this year, bringing the total 2014 capital spending plan to $4.1 billion. The additional capital will be used for equipment acquisitions, including 29 more locomotives, as well as additional capacity investment, targeting growth opportunities in the northern region of the railroad.

“We are investing in a future that has never been brighter for Union Pacific,” said Jack Koraleski, Union Pacific chief executive officer. “With the strength of our franchise, and our ongoing commitment to safety, service, and efficiency, we are confident in our ability to continue to create value for our customers, and generate strong returns for our shareholders in the years ahead.”

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2004-2013, Union Pacific invested approximately $30 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Mike Staffenbeal, (402) 544-4227.

Media contact is Tom Lange, (402) 544-3560.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to its ability to pay dividends to its shareholders in future periods, generate value for its customers, improve financial performance and shareholder returns, and take advantage of growth opportunities through capital spending. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2013, which was filed with the SEC on February 7, 2014. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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